Exhibit 99.1

Local Bounti, Disruptive AgTech Company Redefining the Future of Farming, and Leo Holdings III

Corp Announce Upsizing of PIPE Investment by $25 Million

- New Commitments Increase Total PIPE Proceeds from $125 million to $150 million, at Same Terms as Initial

PIPE Commitments -

- Total Expected PIPE Proceeds Will Meet Minimum Cash Requirement for Business Combination to Close -

Hamilton, MT – November 5, 2021 – Breakthrough U.S. indoor agriculture company Local Bounti Corporation (“Local Bounti”) and Leo Holdings III Corp (NYSE:LIII) (“Leo”), a publicly traded special purpose acquisition company, today announced they have entered into subscription agreements for an additional $25 million of common stock in a private placement (“PIPE”) from new and existing PIPE investors on the same terms as the initial PIPE financing in the previously announced business combination transaction between Local Bounti and Leo on June 18, 2021 (the “Business Combination”). This increases the aggregate amount of expected PIPE proceeds to $150 million. Commitments for the upsized PIPE come from new and existing PIPE investors, including Fidelity Management & Research Company LLC, BNP Paribas Asset Management Ecosystem Restoration Fund, strategic partner Sarath Ratanavadi, CEO of Gulf Energy Development Public Company Limited, Scott McNealy, co-founder and former CEO of Sun Microsystems, and affiliates of Leo’s sponsor.

With this increase in the fully committed PIPE, the $150 million of expected PIPE proceeds will satisfy the minimum cash requirement for the Business Combination to close, as stipulated in the merger agreement entered into on June 18, 2021 by Local Bounti and Leo, regardless of any potential redemptions by Leo shareholders that may occur. As a result, and subject to Leo’s shareholder approval and other customary closing conditions, Local Bounti and Leo expect to close the Business Combination as planned, resulting in Local Bounti becoming a publicly traded company.

“We appreciate this vote of confidence from our top tier PIPE investors, and believe this validates our differentiated and superior business model focused on strong unit economics and capital efficiency. This upsized PIPE commitment provides certainty for our business combination with our partners, properly capitalizes our business, and puts us in a strong position to disrupt the traditional agriculture industry,” said Craig Hurlbert, Co-CEO of Local Bounti. “We are at an opportune time in the growth of our business and the industry, and completion of this business combination taking us into the public markets will help us broaden the reach of our sustainably, locally grown produce while focusing on driving the best unit economics of any company in the CEA space,” continued Mr. Hurlbert.

A leader in the controlled environment agriculture (CEA) space, where it uses 90% less water and 90% less land than traditional agriculture, Local Bounti is focused on significantly increasing produce shelf life, reducing waste and emissions, and addressing the availability of high-quality produce in local communities. Local Bounti’s sustainably-grown produce is cultivated locally, reducing food miles – the largest contributor to greenhouse gas emissions in the current produce supply chain. The environmental greenhouse conditions help to ensure nutritional value and taste, and Local Bounti’s products are non-GMO and pesticide/herbicide free. Local Bounti’s sustainable, root-on, living product results in less environmental impacts, carbon footprint, and less waste. To learn more about Local Bounti’s unique growing process, diversified product offerings and experienced leadership team, please visit localbounti.com.

In June 2021, Local Bounti and Leo announced that they entered into a definitive business combination agreement. Upon the closing of the Business Combination, which remains subject to customary closing conditions, Local Bounti and Leo expect the post-combination company’s common stock and warrants to trade on the New York Stock Exchange under the new ticker symbols, “LOCL” and “LOCL WS,” respectively.

About Local Bounti

Local Bounti is a premier controlled environment agriculture (CEA) company redefining conversion efficiency and environmental, social and governance (ESG) standards for indoor agriculture. Local Bounti operates an advanced indoor growing facility in Hamilton, Montana, within a few hours’ drive of its retail and food service partners. Reaching retail shelves in record time post-harvest, Local Bounti produce is superior in taste and quality compared to traditional field-grown greens. Local Bounti’s USDA Harmonized Good Agricultural Practices (GAP Plus+) and non-genetically modified organisms (GMO) produce is sustainably grown using proprietary technology 365 days a year, free of pesticides and herbicides, and using 90% less land and 90% less water than conventional outdoor farming methods. With a mission to ‘bring our farm to your kitchen in the fewest food miles possible,’ Local Bounti is disrupting the cultivation and delivery of produce. Local Bounti is also committed to making meaningful connections and giving back to each of the communities it serves. To find out more, visit localbounti.com or follow the company on LinkedIn for the latest news and developments.

Additional Information

In connection with the Business Combination, Leo filed with the Securities and Exchange Commission (the “SEC”), on July 19, 2021, a Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), which includes a joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”). The Registration Statement has been declared effective by the SEC and is being mailed to Leo’s shareholders and public warrant holders. Shareholders and public warrant holders will also be able to obtain copies of the Proxy Statement/Prospectus at the SEC’s website at www.sec.gov or by directing a request to: Leo Holdings III Corp, 21 Grosvenor Pl, London SW1X 7HF, United Kingdom. Leo shareholders and public warrant holders are encouraged to read the Joint Proxy Statement/Prospectus, including, among other things, the reasons for Leo’s Board of Directors’ unanimous recommendation that shareholders vote “FOR” the Business Combination and the other shareholder and warrant holder proposals set forth therein as well as the background of the process that led to the pending Business Combination with Local Bounti.

Participants in the Solicitation

Leo and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Leo’s shareholders in connection with the Business Combination and public warrant holders in connection with the proposed amendment to the warrant agreement that governs all of Leo’s outstanding warrants (the “Warrant Amendment”). Investors and security holders may obtain more detailed information regarding the names of Leo’s directors and executive officers and a description of their interests in Leo in Leo’s filings with the SEC, including the Joint Proxy Statement/Prospectus. Shareholders and public warrant holders will also be able to obtain copies of the Joint Proxy Statement/Prospectus at the SEC’s website at www.sec.gov or by directing a request to: Leo Holdings III Corp, 21 Grosvenor Pl, London SW1X 7HF, United Kingdom.

Local Bounti and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Leo in connection with the Business Combination and the public warrant holders of Leo in connection with the proposed Warrant Amendment. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the Joint Proxy Statement/Prospectus for the Business Combination.

Forward Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Leo’s and Local Bounti’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Leo’s and Local Bounti’s expectations with respect to future performance and anticipated financial impacts of the proposed Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Leo’s and Local Bounti’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of June 17, 2021 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Leo, Longleaf Merger Sub, Inc., Longleaf Merger Sub II, LLC and Local Bounti, (2) the outcome of any legal proceedings that may be instituted against Leo and Local Bounti following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the shareholders of Leo or other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (5) the amount of redemption requests made by Leo’s shareholders; (6) the inability to obtain or maintain the listing of the post-business combination company’s common stock on the New York Stock Exchange following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that Local Bounti or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the Joint Proxy Statement/Prospectus relating to the Business Combination, including those under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Leo’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, and which are set forth in the Registration Statement filed by Leo and in Leo’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Leo cautions that the foregoing list of factors is not exclusive. Leo cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date they are made. Leo does not undertake or accept any obligation or undertaking to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law.

Contact:

Kathleen Valiasek, Chief Financial Officer

Local Bounti

investors@localbounti.com